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                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) March 25, 2003

                         Federal Realty Investment Trust
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             (Exact name of registrant as specified in its charter)

                Maryland                  1-07533            52-0782497
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       (State or other jurisdiction    (Commission         (IRS Employer
              of incorporation)        File Number)     Identification No.)


           1626 East Jefferson Street, Rockville, Maryland 20852-4041
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               (Address of principal executive offices) (Zip Code)

         Registrant's telephone number including area code: 301/998-8100
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Item 5.  Other Events

         Following is a description of the material risks related to an investment in our securities. This description replaces and supersedes prior descriptions of the material risks related to an investment in our securities to the extent that they are inconsistent with the description contained in this current report.

         Before investing in our securities, investors should be aware that there are various risks. Investors should carefully consider, among other factors, the factors discussed in this report. This report contains, and documents we subsequently file with the SEC and are incorporated by reference will contain, forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended and the Private Securities Litigation Reform Act of 1995. When we refer to forward-looking statements or information, sometimes we use words such as "may," "will," "could," "should," "plans," "intends," "expects," "believes," "estimates," "anticipates" and "continues." The risk factors in this report describe risks that may affect these statements but are not all-inclusive, particularly with respect to possible future events. Many things can happen that can cause actual results to be different from those we describe. Given these uncertainties, readers are cautioned not to place undue reliance on these forward-looking statements. We also make no promise to update any of the forward-looking statements, or to publicly release the results if we revise any of them.

         References to "we," "us" or "our" refer to Federal Realty Investment Trust and its directly or indirectly owned subsidiaries, unless the context otherwise requires. The term "you" refers to a prospective investor.

                                  Risk Factors

 Revenue from our properties may be reduced or limited if the retail operations of our tenants are not successful.

         Revenue from our properties depends primarily on the ability of our tenants to pay the full amount of rent due under their leases on a timely basis. Some of our leases provide for the payment, in addition to base rent, of additional rent above the base amount according to a specified percentage of the gross sales generated by the tenants. The amount of rent we receive from our tenants generally will depend in part on the success of our tenants' retail operations, making us vulnerable to general economic downturns and other conditions affecting the retail industry. Any reduction in our tenants' ability to pay base rent or percentage rent may adversely affect our financial condition and results of operations.

Our ability to increase our net income depends on the success and continued presence of our shopping center "anchor" tenants.

         Our net income could be adversely affected in the event of a downturn in the business, or the bankruptcy or insolvency, of any anchor store or anchor tenant. The closing of one or more anchor stores prior to the expiration of the lease of that store or the termination of a lease by one or more of a property's anchor tenants could adversely affect that property and result in lease

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terminations by, or reductions in rent from, other tenants whose leases may permit termination or rent reduction in those circumstances or whose own operations may suffer as a result. This could reduce our net income.

We may experience difficulty or delay in renewing leases or re-leasing space.

We derive most of our revenue directly or indirectly from rent received from our tenants. We are subject to the risks that, upon expiration, leases for space in our properties may not be renewed, the space may not be re-leased, or the terms of renewal or re-lease, including the cost of required renovations or concessions to tenants, may be less favorable than current lease terms. As a result, our results of operations and our net income could be reduced.

The amount of debt we have and the restrictions imposed by that debt could adversely affect our business and financial condition.

         We have a substantial amount of debt. As of December 31, 2002, we had approximately $1.1 billion of debt outstanding, of which approximately $280 million (consisting of $238 million of fixed rate and $41 million of variable rate debt) was secured by 12 of our properties. Our organizational documents do not limit the level or amount of debt that we may incur. We do not have a policy limiting the ratio of our debt to total capitalization or assets. The amount of our debt outstanding from time to time could have important consequences to our shareholders. For example, it could:

         o require us to dedicate a substantial portion of our cash flow from operations to payments on our debt, thereby reducing funds available for operations, property acquisitions and other appropriate business opportunities that may arise in the future;

         o limit our ability to make distributions on our outstanding common shares and preferred shares;

         o  make it difficult to satisfy our debt service requirements;

         o require us to dedicate increased amounts of our cash flow from operations to payments on our variable rate, unhedged debt if interest rates rise;

         o limit our flexibility in planning for, or reacting to, changes in our business and the factors that affect the profitability of our business;

         o limit our ability to obtain any additional financing we may need in the future for working capital, debt refinancing, capital expenditures, acquisitions, development or other general corporate purposes; and

         o limit our flexibility in conducting our business, which may place us at a disadvantage compared to competitors with less debt or debt with less restrictive terms.

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         Our ability to make scheduled payments of the principal of, to pay interest on, or to refinance, our indebtedness will depend primarily on our future performance, which to a certain extent is subject to economic, financial, competitive and other factors beyond our control. There can be no assurance that our business will continue to generate sufficient cash flow from operations in the future to service our debt or meet our other cash needs. If we are unable to generate this cash flow from our business, we may be required to refinance all or a portion of our existing debt, sell assets or obtain additional financing to meet our debt obligations and other cash needs. We cannot assure you that any such refinancing, sale of assets or additional financing would be possible on terms that we would find acceptable.

We are obligated to comply with financial and other covenants in our debt that could restrict our operating activities, and the failure to comply could result in defaults that accelerate payment under our debt.

         Our credit facility and term loans include financial covenants that may limit our operating activities in the future. These covenants require us to:

         o limit the amount of debt as a percentage of gross asset value to less than .6 to 1 (we maintained a ratio of .41 to 1 as of December 31, 2002);

         o limit the amount of secured debt as a percentage of gross asset value to less than .35 to 1 (we maintained a ratio of .13 to 1 as of December 31, 2002);

         o  limit the amount of debt so that our interest coverage will exceed
            1.75 to 1 on a rolling four-quarter basis (we maintained a ratio of 2.45 to 1 as of December 31, 2002);

         o limit the amount of secured debt so that unencumbered asset value to unsecured debt will equal or exceed 1.67 to 1 (we maintained a ratio of 1.81 to 1 as of December 31, 2002); and

         o limit the total cost of development projects under construction to 30% or less of gross asset value (the budgeted total cost of our projects under construction represented 15.4% of gross asset value as of December 31, 2002).

         We are also obligated to comply with additional covenants, including, among others, provisions

         o  relating to the maintenance of property securing a mortgage;

         o  restricting our ability to pledge assets or create other liens;

         o  restricting our ability to incur additional debt;

         o  restricting our ability to amend or modify existing leases;

         o  restricting our ability to enter into transactions with affiliates;
            and

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         o  restricting our ability to consolidate, merge or sell all or substantially all of our assets.

As of December 31, 2002, we were in compliance with all of our financial covenants. If we were to breach any of our debt covenants, including the listed covenants, and did not cure the breach within any applicable cure period, our lenders could require us to repay the debt immediately, and, if the debt is secured, could immediately begin proceedings to take possession of the property securing the loan. Many of our debt arrangements, including our public notes and our credit facility, are cross-defaulted, which means that the lenders under those debt arrangements can put us in default and require immediate repayment of their debt if we breach and fail to cure a covenant under certain of our other debt obligations. As a result, any default under our debt covenants could have an adverse effect on our financial condition, our results of operations, our ability to meet our obligations and the market value of our shares.

Our development activities are inherently risky.

         General. The ground-up development of improvements on real property, as opposed to the renovation and redevelopment of existing improvements, presents substantial risks. We do not intend to initiate any new large-scale mixed-use, ground-up development projects; however, we do intend to complete the development of remaining phases of projects we have already started, such as Bethesda Row in Bethesda, Maryland and Santana Row in San Jose, California. If the additional phases of these projects are not successful, it may adversely affect our financial condition and results of operations.

         In addition to the risks associated with real estate investment in general as described elsewhere, the risks associated with our remaining development activities include:

         o significant time lag between commencement and completion subjects us to greater risks due to fluctuation in the general economy;

         o failure or inability to obtain construction or permanent financing on favorable terms;

         o expenditure of money and time on projects that may never be completed;

         o inability to achieve projected rental rates or anticipated pace of lease-up;

         o higher-than-estimated construction costs, including labor and material costs; and

         o possible delay in completion of the project because of a number of factors, including weather, labor disruptions, construction delays or delays in receipt of zoning or other regulatory approvals, or acts of God (such as fires, earthquakes or floods).

         Santana Row. Santana Row is the largest project we have undertaken, and if it is not successful it could have a material adverse effect on our financial condition and results of operations. We estimate the total cost of Phase I of the project to be approximately $445 million, net of anticipated insurance proceeds related to the Building Seven fire, discussed below. Insurance proceeds we receive as a result of that fire could exceed the amount of our estimated claim due to increases in fire-related costs, but would not reduce our anticipated Phase I


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investment below $445 million. As of December 31, 2002, before applying the $21 million of insurance proceeds received to date, we have incurred costs of $434 million including the purchase of all of the project's land, the construction of Phase I, costs associated with the Building Seven fire and related cleanup and costs related to the infrastructure for future phases of the project. We estimate that we will spend approximately $38 million, before insurance reimbursements, in the first half of 2003 relating to Phase I of the project.

         On August 19, 2002, a fire broke out at Building Seven in the Santana Row project. Building Seven contains approximately 87,000 square feet of retail space, approximately 1,000 parking spaces and 246 residential units. All but eleven of the residential units in the building, which were originally scheduled to open in early 2003, were destroyed. The retail units and parking structure sustained water and smoke damage but were not structurally impaired. The opening of these retail units, originally scheduled for September 2002, was delayed and did not begin until February 2003. The damage related to the fire was limited almost entirely to this single building. We believe that we have adequate insurance coverage to substantially cover our losses from the fire.

         We estimate the insurance claim to be in the range of $70 million to $90 million which includes costs to clean-up, repair and rebuild as well as soft, "non-construction costs" and lost rents. The cause of the fire is unknown but will not affect our insurance claim. On October 22, 2002, a $20 million insurance reimbursement was advanced by the insurance carrier bringing the total amount received to date to $21 million. This advance, along with the proceeds from the November 19, 2002 note offering and borrowings under our credit facility, were used to pay in full and retire the Santana Row construction loan. Because our final insurance claim has not yet been submitted, insurance proceeds expected to be received over and above those received to date have not been recorded in our December 31, 2002 financial statements.

         Our financial condition and results of operations may be adversely affected by further delays in completing Phase I or future phases of Santana Row, by an inability to achieve the market rents that were projected when the project was commenced, or by slower than projected lease-up of the project. In addition, although we believe that we have adequate insurance coverage to substantially cover our losses from the fire, if receipt of those proceeds is significantly delayed or we are not able to recover amounts sufficient to permit us to rebuild Building Seven, it may materially affect our financial condition and results of operations.

Redevelopments and acquisitions may fail to perform as expected.

         Our investment strategy is focused on the redevelopment and acquisition of community and neighborhood shopping centers that are anchored by grocery stores, drugstores or high volume, value-oriented retailers that provide consumer necessities. The redevelopment and acquisition of properties entails risks that include the following, any of which could adversely affect our results of operations and our ability to meet our obligations:

         o our estimate of the costs to improve, reposition or redevelop a property may prove to be too low, and, as a result, the property may fail to achieve the returns we have projected, either temporarily or for a longer time;

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         o  we may not be able to identify suitable properties to acquire or may be unable to complete the acquisition of the properties we identify;

         o we may not be able to integrate new developments or acquisitions into our existing operations successfully;

         o properties we redevelop or acquire may fail to achieve the occupancy or rental rates we project at the time we make the decision to invest, which may result in the properties' failure to achieve the returns we projected;

         o our pre-acquisition evaluation of the physical condition of each new investment may not detect certain defects or identify necessary repairs until after the property is acquired, which could significantly increase our total acquisition costs; and

         o our investigation of a property or building prior to our acquisition, and any representations we may receive from the seller, may fail to reveal various liabilities, which could reduce the cash flow from the property or increase our acquisition cost.

Our ability to grow will be limited if we cannot obtain additional capital.

         Our growth strategy is focused on the redevelopment of properties we already own and the acquisition of additional properties. We believe that it will be difficult to fund our expected growth with cash from operating activities because, in addition to other requirements, we are required to distribute to our shareholders at least 90% of our taxable income each year to continue to qualify as a real estate investment trust, or REIT, for federal income tax purposes. As a result, we must rely primarily upon the availability of debt or equity capital, which may or may not be available on favorable terms or at all. The debt could include mortgage loans from third parties or the sale of debt securities. Equity capital could include our common shares or preferred shares. We cannot guarantee that additional financing, refinancing or other capital will be available in the amounts we desire or on favorable terms. Our access to debt or equity capital depends on a number of factors, including the market's perception of our growth potential, our ability to pay dividends, and our current and potential future earnings. Depending on the outcome of these factors, we could experience delay or difficulty in implementing our growth strategy on satisfactory terms, or be unable to implement this strategy.

Rising interest rates could adversely affect our cash flow and the market price of our outstanding debt and preferred shares.

         Of our approximately $1.1 billion of debt outstanding as of December 31, 2002, approximately $122 million bears interest at variable rates and is unhedged. Approximately $41 million of that variable rate debt was paid in full in February 2003. We also may borrow additional funds at variable interest rates in the future. Increases in interest rates would increase our interest expense on our variable rate debt and reduce our cash flow, which could adversely affect our ability to service our debt and meet our other obligations and also could reduce the amount we are able to distribute to our shareholders. Although we have in the past and may in the future enter into hedging arrangements or other transactions as to a portion of our variable rate debt to limit our exposure to rising interest rates, the amounts we are required to pay under

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the variable rate debt to which the hedging or similar arrangements relate may increase in the event of non-performance by the counterparties to any of our hedging arrangements. In addition, an increase in market interest rates may lead purchasers of our securities, both debt and preferred, to demand a higher annual yield, which could adversely affect the market price of our outstanding debt securities and preferred shares.

Our performance and value are subject to general risks associated with the real estate industry.

         Our economic performance and the value of our real estate assets, and, consequently, the value of our investments, are subject to the risk that if our properties do not generate revenues sufficient to meet our operating expenses, including debt service and capital expenditures, our cash flow and ability to pay distributions to our shareholders will be adversely affected. As a real estate company, we are susceptible to the following real estate industry risks:

         o  economic downturns in the areas where our properties are located;

         o adverse changes in local real estate market conditions, such as oversupply or reduction in demand;

         o changes in tenant preferences that reduce the attractiveness of our properties to tenants;

         o  zoning or regulatory restrictions;

         o  decreases in market rental rates;

         o weather conditions that may increase or decrease energy costs and other weather-related expenses;

         o costs associated with the need to periodically repair, renovate and re-lease space; and

         o increases in the cost of adequate maintenance, insurance and other operating costs, including real estate taxes, associated with one or more properties, which may occur even when circumstances such as market factors and competition cause a reduction in revenues from one or more properties, although real estate taxes typically do not increase upon a reduction in such revenues.

Many real estate costs are fixed, even if income from our properties decreases.

         Our financial results depend primarily on leasing space in our properties to tenants on terms favorable to us. Costs associated with real estate investment, such as real estate taxes and maintenance costs, generally are not reduced even when a property is not fully occupied, rental rates decrease, or other circumstances cause a reduction in income from the investment. As a result, cash flow from the operations of our properties may be reduced if a tenant does not pay its rent or we are unable to rent our properties on favorable terms. Under those circumstances, we might not be able to enforce our rights as landlord without delays, and may incur substantial

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legal costs. Additionally, new properties that we may acquire or develop may not produce any significant revenue immediately, and the cash flow from existing operations may be insufficient to pay the operating expenses and debt service associated with that property until the property is fully leased.

Competition may limit our ability to purchase new properties and generate sufficient income from tenants.

         Numerous commercial developers and real estate companies compete with us in seeking tenants for properties and properties for acquisition. This competition may:

         o  reduce properties available for acquisition;

         o  increase the cost of properties available for acquisition;

         o  reduce rents payable to us;

         o  interfere with our ability to attract and retain tenants;

         o  lead to increased vacancy rates at our properties; and

         o  adversely affect our ability to minimize expenses of operation.

Retailers at our properties also face increasing competition from outlet stores, discount shopping clubs, and other forms of marketing of goods, such as direct mail, internet marketing and telemarketing. This competition could contribute to lease defaults and insolvency of tenants. If we are unable to continue to attract appropriate retail tenants to our properties, or to purchase new properties in our geographic markets, it could materially affect our ability to generate net income, service our debt and make distributions to our shareholders.

We may be unable to sell properties when appropriate because real estate investments are illiquid.

         Real estate investments generally cannot be sold quickly. In addition, there are some limitations under federal income tax laws applicable to real estate and to REITs in particular that may limit our ability to sell our assets. We may not be able to alter our portfolio promptly in response to changes in economic or other conditions. Our inability to respond quickly to adverse changes in the performance of our investments could have an adverse effect on our ability to meet our obligations and make distributions to our shareholders.

Our insurance coverage on our properties may be inadequate.

         As of March 25, 2003, we carry comprehensive insurance on all of our properties, including insurance for liability, fire, flood and rental loss. We also carry earthquake insurance on all of our properties in California and environmental insurance on most of our properties. These earthquake and environmental policies contain coverage limitations. We believe this coverage is of the type and amount customarily obtained for or by an owner of real property assets. We intend to obtain similar insurance coverage on subsequently acquired properties.

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         As a consequence of the September 11, 2001 terrorist attacks and other significant losses incurred by the insurance industry, the availability of insurance coverage has decreased and the prices for insurance have increased. As a result, we may be unable to renew or duplicate our current insurance coverage in adequate amounts or at reasonable prices. In addition, insurance companies may no longer offer coverage against certain types of losses, such as losses due to terrorist acts and toxic mold, or, if offered, the expense of obtaining these types of insurance may not be justified. We therefore may cease to have insurance coverage against certain types of losses and/or there may be decreases in the limits of insurance available. If an uninsured loss or a loss in excess of our insured limits occurs, we could lose all or a portion of the capital we have invested in a property, as well as the anticipated future revenue from the property, but still remain obligated for any mortgage debt or other financial obligations related to the property. We cannot guarantee that material losses in excess of insurance proceeds will not occur in the future. If any of our properties were to experience a catastrophic loss, it could seriously disrupt our operations, delay revenue and result in large expenses to repair or rebuild the property. Also, due to inflation, changes in codes and ordinances, environmental considerations and other factors, it may not be feasible to use insurance proceeds to replace a building after it has been damaged or destroyed. Events such as these could adversely affect our results of operations and our ability to meet our obligations, including distributions to our shareholders.

         On August 19, 2002 a fire broke out at Building Seven of Santana Row. Although we believe that we have adequate insurance coverage to substantially cover our losses from the fire, as described in more detail in "Our development activities are inherently risky," if receipt of those proceeds is significantly delayed or we are not able to recover amounts sufficient to permit us to rebuild Building Seven, it may materially affect our financial condition and results of operations.

We may have limited flexibility in dealing with our jointly owned investments.

         Our organizational documents do not limit the amount of funds that we may invest in properties and assets jointly with other persons or entities and as of March 25, 2003, we hold eight shopping centers and eight urban retail and mixed-use properties jointly with other persons. We may make additional joint investments in the future. Our existing and future joint investments may subject us to special risks, including the possibility that our partners or co-investors might become bankrupt, that those partners or co-investors might have economic or other business interests or goals which are unlike or incompatible with our business interests or goals, and that those partners or co-investors might be in a position to take action contrary to our suggestions or instructions, or in opposition to our policies or objectives. Although we hold the managing general partnership or membership interest in all 16 of our existing co-investments as of March 25, 2003, we must obtain the consent of the co-investor or meet defined criteria to sell or to finance eight of these properties. Joint ownership gives a third party the opportunity to influence the return we can achieve on some of our investments and may adversely affect our ability to make distributions to our shareholders. We may also be liable for the actions of our co-investors.

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Environmental laws and regulations could reduce the value or profitability of our properties.

         All real property and the operations conducted on real property are subject to federal, state and local laws, ordinances and regulations relating to hazardous materials, environmental protection and human health and safety. Under various federal, state and local laws, ordinances and regulations, we and our tenants may be required to investigate and clean up certain hazardous or toxic substances released on or in properties we own or operate, and also may be required to pay other costs relating to hazardous or toxic substances. This liability may be imposed without regard to whether we or our tenants knew about the release of these types of substances or were responsible for their release. The presence of contamination or the failure properly to remediate contamination at any of our properties may adversely affect our ability to sell or lease those properties or to borrow using those properties as collateral. The costs or liabilities could exceed the value of the affected real estate. We are not aware of any environmental condition with respect to any of our properties that management believes would have a material adverse effect on our business, assets or results of operations taken as a whole. The uses of any of our properties prior to our acquisition of the property and the building materials used at the property are among the property-specific factors that will affect how the environmental laws are applied to our properties. If we are subject to any material environmental liabilities, the liabilities could adversely affect our results of operations and our ability to meet our obligations.

         We cannot predict what other environmental legislation or regulations will be enacted in the future, how existing or future laws or regulations will be administered or interpreted or what environmental conditions may be found to exist on the properties in the future. Compliance with existing and new laws and regulations may require us or our tenants to spend funds to remedy environmental problems. Our tenants, like many of their competitors, have incurred, and will continue to incur, capital and operating expenditures and other costs associated with complying with these laws and regulations, which will adversely affect their potential profitability.

         Generally, our tenants must comply with environmental laws and meet remediation requirements. Our leases typically impose obligations on our tenants to indemnify us from any compliance costs we may incur as a result of the environmental conditions on the property caused by the tenant. If a lease does not require compliance or if a tenant fails to or cannot comply, we could be forced to pay these costs. If not addressed, environmental conditions could impair our ability to sell or re-lease the affected properties in the future or result in lower sales prices or rent payments.

The Americans with Disabilities Act of 1990 could require us to take remedial steps with respect to newly acquired properties.

         The properties, as commercial facilities, are required to comply with Title III of the Americans with Disabilities Act of 1990. Investigation of a property may reveal non-compliance with this Act. The requirements of the Act, or of other federal, state or local laws, also may change in the future and restrict further renovations of our properties with respect to access for disabled persons. Future compliance with the Act may require expensive changes to the properties.

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The revenues generated by our tenants could be negatively affected by various federal, state and local laws to which they are subject.

         We and our tenants are subject to a wide range of federal, state and local laws and regulations, such as local licensing requirements, consumer protection laws and state and local fire, life-safety and similar requirements that affect the use of the properties. The leases typically require that each tenant comply with all regulations. Failure to comply could result in fines by governmental authorities, awards of damages to private litigants, or restrictions on the ability to conduct business on such properties. Non-compliance of this sort could reduce our revenues from a tenant, could require us to pay penalties or fines relating to any non-compliance, and could adversely affect our ability to sell or lease a property.

Failure to qualify as a REIT for federal income tax purposes would cause us to be taxed as a corporation, which would substantially reduce funds available for payment of distributions.

         We believe that we are organized and qualified as a REIT for federal income tax purposes and currently intend to operate in a manner that will allow us to continue to qualify as a REIT under the Internal Revenue Code of 1986, as amended ("Code"). However, we cannot assure you that we will remain qualified as such in the future.

         Qualification as a REIT involves the application of highly technical and complex Code provisions and applicable income tax regulations that have been issued under the Code. Certain facts and circumstances not entirely within our control may affect our ability to qualify as a REIT. For example, in order to qualify as a REIT, at least 95% of our gross income in any year must be derived from qualifying rents and other income. Satisfying this requirement could be difficult, for example, if defaults by tenants were to reduce the amount of income from qualifying rents. Also, we must make annual distributions to shareholders of at least 90% of our net taxable income (excluding capital gains). In addition, new legislation, new regulations, new administrative interpretations or new court decisions may significantly change the tax laws with respect to qualification as a REIT or the federal income tax consequences of such qualification.

         If we fail to qualify as a REIT:

         o we would not be allowed a deduction for distributions to shareholders in computing taxable income;

         o we would be subject to federal income tax at regular corporate rates;

         o  we could be subject to the federal alternative minimum tax;

         o unless we are entitled to relief under specific statutory provisions, we could not elect to be taxed as a REIT for four taxable years following the year during which we were disqualified;

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         o  we could be required to pay significant income taxes, which would substantially reduce the funds available for investment or for distribution to our shareholders for each year in which we failed or were not permitted to qualify, and

         o we would no longer be required by law to make any distributions to our shareholders.

We may be required to incur additional debt to qualify as a REIT.

         As a REIT, we must make annual distributions to shareholders of at least 90% of our REIT taxable income. We are subject to income tax on amounts of undistributed REIT taxable income and net capital gain. In addition, we would be subject to a 4% excise tax if we fail to distribute sufficient income to meet a minimum distribution test based on our ordinary income, capital gain and aggregate undistributed income from prior years.

         We intend to make distributions to shareholders to comply with the Code's distribution provisions and to avoid federal income and excise tax. We may need to borrow funds to meet our distribution requirements because:

         o our income may not be matched by our related expenses at the time the income is considered received for purposes of determining taxable income; and

         o non-deductible capital expenditures, creation of reserves, or debt service requirements may reduce available cash but not taxable income.

         In these circumstances, we might have to borrow funds on unfavorable terms and even if our management believes the market conditions make borrowing financially unattractive.

To maintain our status as a REIT, we limit the amount of shares any one shareholder can own.

         The Code imposes certain limitations on the ownership of the stock of a REIT. For example, not more than 50% in value of our outstanding shares of capital stock may be owned, actually or constructively, by five or fewer individuals (as defined in the Code). To protect our REIT status, our declaration of trust prohibits any one shareholder from owning (actually or constructively) more than 9.8% in value of the outstanding common shares or of any class or series of outstanding preferred shares. The constructive ownership rules are complex. Shares of our capital stock owned, actually or constructively, by a group of related individuals and/or entities may be treated as constructively owned by one of those individuals or entities. As a result, the acquisition of less than 9.8% in value of the outstanding common shares and/or a class of series of preferred shares (or the acquisition of an interest in an entity that owns common shares or preferred shares), by an individual or entity could cause that individual or entity (or another) to own constructively more than 9.8% in value of the outstanding stock. If that happened, either the transfer or ownership would be void or the shares would be transferred to a charitable trust and then sold to someone who can own those shares without violating the 9.8% ownership limit.

         The Board of Trustees may waive these restrictions on a case-by-case basis. In addition, the Board of Trustees and two-thirds of our shareholders eligible to vote at a shareholder meeting may remove these restrictions if they determine it is no longer in our best interests to attempt to qualify, or to continue to qualify, as a REIT. The 9.8% ownership restrictions may delay, defer or prevent a transaction or a change of our control that might involve a premium price for the common shares or otherwise be in the shareholders' best interest.

We cannot assure you we will continue to pay dividends at historical rates.

         Our ability to continue to pay dividends on our common shares at historical rates or to increase our common share dividend rate, and our ability to pay preferred share dividends and service our debt securities, will depend on a number of factors, including, among others, the following:

         o  our financial condition and results of future operations;

         o  the performance of lease terms by tenants;

         o  the terms of our loan covenants; and

         o our ability to acquire, finance, develop or redevelop and lease additional properties at attractive rates.

If we do not maintain or increase the dividend rate on our common shares, it could have an adverse effect on the market price of our common shares and other securities. Any preferred shares we may offer in the future may have a fixed dividend rate that would not increase with any increases in the dividend rate of our common shares. Conversely, payment of dividends on our common shares may be subject to payment in full of the dividends on any preferred shares and payment of interest on any debt securities we may offer.

Certain tax and anti-takeover provisions of our declaration of trust and bylaws may inhibit a change of our control.

         Certain provisions contained in our declaration of trust and bylaws and the Maryland General Corporation Law, as applicable to Maryland REITs, may discourage a third party from making a tender offer or acquisition proposal to us. If this were to happen, it could delay, deter or prevent a change in control or the removal of existing management. These provisions also may delay or prevent the shareholders from receiving a premium for their common shares over then-prevailing market prices. These provisions include:

         o  the REIT ownership limit described above;

         o authorization of the issuance of our preferred shares with powers, preferences or rights to be determined by the Board of Trustees;

         o a staggered, fixed-size Board of Trustees consisting of three classes of trustees;

         o special meetings of our shareholders may be called only by the president, by two-thirds of the trustees or by shareholders possessing no less than 25% of all the votes entitled to be cast at the meeting;

         o the Board of Trustees, without a shareholder vote, can classify or reclassify unissued shares of beneficial interest, including the reclassification of common shares into preferred shares and vice-versa;

         o a two-thirds shareholder vote is required to approve some amendments to the declaration of trust;

         o advance-notice requirements for proposals to be presented at shareholder meetings; and

         o a shareholder rights plan that provides, among other things, that when specified events occur, our shareholders will be entitled to purchase from us a number of common shares equal in value to two times the purchase price, which initially is equal to $65 per share, subject to certain adjustments.

         In addition, if we elect to be governed by it in the future, the Maryland control share acquisition law could delay or prevent a change in control. Under Maryland law, unless a REIT elects not to be subject to this law, "control shares" acquired in a "control share acquisition" have no voting rights except to the extent approved by shareholders by a vote of two-thirds of the votes entitled to be cast on the matter, excluding shares owned by the acquirer and by officers or trustees who are employees of the REIT. "Control shares" are voting shares that would entitle the acquirer to exercise voting power in electing trustees within specified ranges of voting power. A "control share acquisition" means the acquisition of control shares, with some exceptions.

         Our bylaws state that the Maryland control share acquisition law will not apply to any acquisition by any person of our common shares. This bylaw provision may be repealed, in whole or in part, at any time, whether before or after an acquisition of control shares and, upon such repeal, may, to the extent provided by any successor bylaw, apply to any prior or subsequent control share acquisition.

We may amend or revise our business policies without your approval, and we have adopted a business plan that involves changes in our operational policies.

         Our Board of Trustees may amend or revise our operating policies without shareholder approval. Our investment, financing and borrowing policies and policies with respect to all other activities, such as growth, debt, capitalization and operations, are determined by the Board of Trustees. The Board of Trustees may amend or revise these policies at any time and from time to time at its discretion. A change in these policies could adversely affect our financial condition and results of operations, and the market price of our securities.

         In addition, in February of 2002, our Board of Trustees adopted a business plan that focuses on our investment in neighborhood and community shopping centers, principally through redevelopments and acquisitions. If our new business plan is not successful, it could have a material adverse effect on our financial condition and results of operations.

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           FEDERAL REALTY INVESTMENT TRUST

Date:    March 25, 2003                    /s/ Larry E. Finger
                                           -------------------

                                           Larry E. Finger
                                           Senior Vice President,
                                           Chief Financial Officer and Treasurer